Exhibit 21.1

Subsidiaries of Registrant

DOMESTIC

Subsidiary Name	Jurisdiction of Organization
Anastasia Advertising Art, Inc.	Florida
Atlantic Prospect, Inc.	New York
Bustop Shelters of Nevada, Inc.	Nevada
CBS Outdoor Puerto Rico Inc.	Puerto Rico
Century Prince Street Inc.	New York
Design-Graphics Inc.	Florida
Fuel Outdoor LLC	New York
Fuel Outdoor Holdings LLC	Delaware
Fuel Outdoor San Francisco, LLC	Delaware
Metro Fuel LLC	Delaware
Millenium Billboards LLC	New York
Mizey Realty Co., Inc.	New York
Motion Pictures Promotions LLC	New York
New York Subways Advertising Co., Inc.	Arizona
Outfront Media VW Communications LLC	New York
Outdoor Inc.	Maryland
Outdoor Management Network, Inc.	California
Outdoor Systems Americas 1 (Delaware), LLC	Delaware
Outdoor Systems Americas 2 (Delaware), LLC	Delaware
Outdoor Systems Americas 3 (Delaware), LLC	Delaware
Outdoor Systems Electrical Corp.	New York
Outfront Media Bus Advertising LLC	New York
Outfront Media Boston LLC	New York
Outfront Media Capital Corporation	Delaware
Outfront Media Capital LLC	Delaware
Outfront Media/Capital LLC	New York
Outfront Media Chicago LLC	New York
Outfront Media CityLites, LLC	New York
Outfront Media Electrical & Maintenance LLC	New York
Outfront Media Group LLC	Delaware
Outfront Media IOA Holdings LLC	Delaware
Outfront Media Kiosk Advertising LLC	New York
Outfront Media L.A. Inc.	Delaware
Outfront Media LLC	Delaware
Outfront Media Outernet Inc.	Delaware
Outfront Media Sports Inc.	Delaware
Outfront Media Miami, LLC	Delaware
Outfront Media Miami Holdings LLC	New York
Outfront Media Minnesota LLC	New York
Outfront Media San Francisco, LLC	New York
Outfront Media Sign Erectors, LLC	New York
Outfront Media Transportation Advertising, LLC	New York

Subsidiary Name	Jurisdiction of Organization
Outfront Media Wall to Wall LLC	Delaware
Raven Media LLC	Delaware
Salm Enterprises, Inc.	California
SDI Raven LLC	Delaware
TDI Northwest, Inc.	Washington
Transportation Displays Inc.	Delaware
Raven Media LLC	Delaware
Wilson-Curtis, Inc.	Missouri

FOREIGN

Subsidiary Name	Jurisdiction of Organization
3261823 Nova Scotia Company	Canada
559733 British Columbia Ltd.	Canada
Advertising Systems HoldCo C.V.	The Netherlands
CBS Outdoor Advertising Uruguay S.A.	Uruguay
CBS Outdoor Argentina	Argentina
Eppar – Empresa de Paineis e Participacoes Ltda.	Brazil
Fusionante Vendor, S. de R.L. de C.V.	Mexico
International Outdoor Advertising Holdings Company	Cayman Islands
IOAHC Investments Company Uruguay Co.	Cayman Islands
IOAHC Investments Co.	Cayman Islands
IOA Prolix Co.	Cayman Islands
Outdoor Systems Americas ULC	Canada (Alberta)
Outdoor Systems Americas Holdco Sub Coöperatief U.A.	The Netherlands
Outdoor Systems Americas Netherlands NewCo B.V.	The Netherlands
Outfront Media Brasil Limitada	Brazil
Outfront Media BV	The Netherlands
Outfront Media Canada LP	Canada
Outfront Media Canada GP Co.	Canada
Outfront Media Chile S.A.	Chile
Outfront Media Exterior Limitida	Brazil
Publibus Sociedad Anonima	Uruguay
Servicios Administrativos America, S. de R.L. de C.V.	Mexico
Techmidia Publicidade Exterior S.A.	Brazil
Vendor Publicidad Exterior S. de R.L. de CV	Mexico